UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SAVARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAVARA INC.

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS

TO NOW BE HELD MAY 29, 2020

The following Notice of Change of Date, Time and Location relates to the proxy statement (the “Proxy Statement”) of Savara Inc. (the “Company”), dated and filed with the Securities and Exchange Commission (“SEC”) on April 15, 2020, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), to now be held on Friday, May 29, 2020. This supplement is being filed with the SEC and is being made available to stockholders on or about May 8, 2020.

THE NOTICE AND ACCOMPANYING PRESS RELEASE SHOULD BE READ

IN CONJUNCTION WITH THE PROXY STATEMENT.

SAVARA INC.

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

NOTICE OF CHANGE OF DATE, TIME, AND LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 29, 2020

To the Stockholders of Savara Inc.:

Due to public health and safety concerns related to the COVID-19 pandemic and in the interest of the health and well-being of stockholders and other meeting participants, notice is hereby given that the date, time, and location of the Annual Meeting has been changed. The Annual Meeting will now be held in a virtual-only format by means of a live audio webcast at 3:00 p.m. CDT on Friday, May 29, 2020, instead of instead of at 3:00 p.m. CDT on Wednesday, May 27, 2020 at the location previously disclosed in the Proxy Statement. Stockholders will not be able to attend the Annual Meeting in person.

As described in the Proxy Statement, all stockholders of record at the close of business on March 30, 2020, and those who hold a legal proxy, are entitled to participate in and vote at the Annual Meeting. Stockholders can attend the Annual Meeting by accessing www.virtualshareholdermeeting.com/SVRA2020 and entering the 16-digit control number on the proxy card or notice of availability of proxy materials previously furnished. During the meeting, stockholders may vote, ask questions and view the list of registered stockholders as of the record date by following the instructions available on the meeting website.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, and no matter how many shares you own, please vote as promptly as possible by one of the methods described in the proxy materials. The proxy card previously furnished will not be updated to reflect the change in date, time, and location and may continue to be used to vote in connection with the Annual Meeting. If you have already voted, there is no need to vote again unless you wish to change your vote.

By Order of the Board of Directors,

/s/ Rob Neville
Rob Neville
Chief Executive Officer

Austin, Texas

May 8, 2020

Access to the Annual Meeting on May 29, 2020 at 3:00 p.m. CDT will be available at www.virtualshareholdermeeting.com/SVRA2020. The proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Company’s website at www.savarapharma.com and at www.proxyvote.com.

SAVARA ANNOUNCES CHANGE OF DATE FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

Meeting to be Held on Friday, May 29, 2020 in Virtual-Only Format

AUSTIN, TX – May 8, 2020 – Savara Inc. (Nasdaq: SVRA), an orphan lung disease company, today announced a change in the date, time, and format of its 2020 Annual Meeting of Stockholders due to public health and safety concerns related to the COVID-19 pandemic and in the interest of the health and well-being of stockholders and other meeting participants. The Annual Meeting will now be held in a virtual-only format by means of a live audio webcast at 3:00 p.m. CDT on Friday, May 29, 2020, instead of the location, time, and date previously disclosed in the proxy materials filed with the Securities and Exchange Commission on April 15, 2020. Stockholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials, all stockholders of record at the close of business on March 30, 2020, and those who hold a legal proxy, are entitled to participate in and vote at the Annual Meeting. Stockholders can attend the Annual Meeting by accessing www.virtualshareholdermeeting.com/SVRA2020 and entering the 16-digit control number on the proxy card or notice of availability of proxy materials previously furnished. Guests may attend the Annual Meeting without a control number but will not be able to vote or ask questions.

All stockholders are encouraged to submit their vote by proxy in advance by one of the methods described in the proxy materials, even if they plan to attend the Annual Meeting. The proxy card previously furnished will not be updated to reflect the change in date, time, and location and may continue to be used to vote in connection with the Annual Meeting.

About Savara

Savara is an orphan lung disease company with a pipeline comprised of three investigational compounds, all of which use an inhaled delivery route. Our lead program, Molgradex, is an inhaled granulocyte-macrophage colony-stimulating factor (GM-CSF) in Phase 3 development for autoimmune pulmonary alveolar proteinosis (aPAP) and in Phase 2a development for nontuberculous mycobacterial (NTM) lung infection in both non-cystic fibrosis and cystic fibrosis-affected individuals. Apulmiq is an inhaled liposomal ciprofloxacin in Phase 3 development for non-cystic fibrosis bronchiectasis (NCFB). AeroVanc is an inhaled vancomycin in Phase 3 development for persistent methicillin-resistant Staphylococcus aureus (MRSA) lung infection in people living with cystic fibrosis. Savara’s strategy involves broadening its pipeline through indication expansion, strategic development partnerships and product acquisitions, with the goal of becoming a leading company in its field. Our management team has significant experience in orphan drug development and pulmonary medicine, identifying unmet needs, developing and acquiring new product candidates, and effectively advancing them to approval and commercialization. More information can be found at www.savarapharma.com. (Twitter: @SavaraPharma, LinkedIn: www.linkedin.com/company/savara-pharmaceuticals/).

Contacts:

Savara Inc. IR & PR

Anne Erickson (anne.erickson@savarapharma.com)

(512) 851-1366

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